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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder
of BioXcel Corporation

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 Amendment No. 1 (Registration Statement No. 333-        ) of our report dated November 10, 2017, relating to the financial statements of BioXcel Therapeutics, Inc. (the carved-out operations of certain assets and liabilities of BioXcel Corporation) as of December 31, 2016 and 2015 and for each of the years then ended, which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP
Woodbridge, New Jersey
December 22, 2017

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm